UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 3, 2008

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

Deloitte & Touche LLP (“Deloitte”) was dismissed as the independent registered public accounting firm of II-VI Incorporated (“II-VI”), effective January 3, 2008. The decision to dismiss Deloitte was made by the Audit Committee of the Board of Directors of II-VI (the “Audit Committee”) following a process it undertook to consider the selection of II-VI’s independent registered public accounting firm for II-VI’s fiscal year ending June 30, 2008.

Deloitte’s reports on II-VI’s consolidated financial statements as of and for the years ended June 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Deloitte’s report on the consolidated financial statements of II-VI for the fiscal year ended June 30, 2006 contained a separate paragraph stating that “As discussed in Note A to the Consolidated Financial Statements, effective July 1, 2005, the Company changed its method of accounting for share-based compensation.”

During the fiscal years ended June 30, 2007 and 2006, and through the date of this Current Report on Form 8-K, there were no: (a) disagreements between II-VI and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its reports on the consolidated financial statements of II-VI for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K (“Regulation S-K”).

As previously reported in II-VI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, II-VI concluded that, as of June 30, 2006, a material weakness existed relating to II-VI’s lack of internal expertise and resulting failure to properly execute control procedures designed to evaluate the annual testing for impairment of goodwill for II-VI’s Military Infrared Optics business unit as required by Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” and that, as a result of such material weakness, II-VI did not maintain effective internal control over financial reporting. Because of the material weakness at June 30, 2006, Deloitte expressed an unqualified opinion on management’s assessment of the effectiveness of II-VI’s internal control over financial reporting, but an adverse opinion on the effectiveness of II-VI’s internal control over financial reporting in its report for the year ended June 30, 2006. However, as previously reported in II-VI’s Annual Report on Form 10-K for the year ended June 30, 2007, II-VI concluded that, as of June 30, 2007, it had effectively remediated the material weakness related to controls over the annual testing for impairment of goodwill due to certain personnel completing additional training related to evaluating impairment of goodwill, II-VI’s enhanced review procedures for the annual testing for impairment of goodwill and the successful testing results of operating effectiveness of these remediation steps. Deloitte expressed an unqualified opinion on management’s assessment of the effectiveness of II-VI’s internal control over financial reporting and an unqualified opinion on the effectiveness of II-VI’s internal control over financial reporting in its report for the year ended June 30, 2007.

II-VI has provided Deloitte with a copy of the foregoing disclosures and requested from Deloitte a letter addressed to the Securities and Exchange Commission indicating whether or not it agrees with such disclosures. A copy of Deloitte’s letter dated January 3, 2008, stating that it agrees with such statements, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm.

Effective January 3, 2008, Ernst & Young LLP (“Ernst & Young”) was engaged as II-VI’s new independent registered public accounting firm as of and for the year ending June 30, 2008. The decision to engage Ernst & Young was made by the Audit Committee.

During the years ended June 30, 2007 and 2006 and through the date of this Current Report on Form 8-K, neither II-VI, nor any person on its behalf, consulted with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

A copy of the press release announcing the change in independent accountants is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP dated January 3, 2008.

99.1	Press release of II-VI Incorporated dated January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: January 3, 2008	By:	/s/ Francis J. Kramer
Francis J. Kramer
President and Chief Executive Officer

Date: January 3, 2008	By:	/s/ Craig A. Creaturo
Craig A. Creaturo
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP dated January 3, 2008.

99.1	Press release of II-VI Incorporated dated January 3, 2008.